UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 31, 2006
LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA	70503
(Address of Principal Executive Offices)	(Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On March 31, 2006, LHC Group, Inc. (the “Company”) issued a press release reporting on its financial results for the fourth quarter and full year ended December 31, 2005. A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The information included or incorporated in this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) On March 31, 2006, the Company announced the resignation of R. Barr Brown, effective July 1, 2006, as the Company’s Senior Vice President, Chief Financial Officer and Treasurer to pursue other business interests. Mr. Brown’s replacement will be chosen by a selection committee comprised of Mr. Brown, Keith Myers, President and Chief Executive Officer, John Indest, Executive Vice President and Chief Operating Officer, and three independent members of the Company’s Board of Directors. The Company has also engaged the executive search firm of Heidrick & Struggles. Mr. Brown will also resign as a member of the Board of Directors of the Company effective July 1, 2006.
Item 9.01 Financial Statements and Exhibits
     A copy of the Company’s press release announcing the Company’s financial results for the fourth quarter and full year ended December 31, 2005 and Mr. Brown’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President and Chief Financial Officer

Dated: March 31, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated March 31, 2006, announcing the Company’s financial results for the fourth quarter and full year ended December 31, 2005 and R. Barr Brown’s resignation as Senior Vice President and Chief Financial Officer